Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen New York Dividend Advantage
Municipal Fund 2
333-58484, 811-10253


On May 17, 2001, under Conformed
Submission
Type 497, accession number, 0000950137-
01-501680,
a copy of the final prospectus containing a description of the additional preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.